UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2011

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Company-wide Equity Awards

On September 28, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Exelixis, Inc. (the “Company”) approved the grant of compensatory stock options (“Options”) and restricted stock unit awards (“RSUs” and together with the Options, the “Awards”) to the Company’s employees, including the Company’s executive officers, under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”). The Awards were granted to such employees in consideration of their services to the Company. The aggregate number of shares subject to the Options granted is 2,150,092 and the aggregate number of RSUs granted is 283,319. The Options are evidenced by Stock Option Grant Notices and Stock Option Agreements (“Stock Option Agreements”), which, together with the 2011 Plan, set forth the terms and conditions of the Options, and the RSUs are evidenced by Restricted Stock Unit Grant Notices and Restricted Stock Unit Agreements (“RSU Agreements”), which, together with the 2011 Plan, set forth the terms and conditions of the RSUs.

The Options have an exercise price of $5.50 per share, the fair market value of the Company’s common stock on the date of grant, and expire seven years from the date of grant or earlier upon termination of continuous service with the Company. Each RSU granted represents a contractual right to receive one share of the Company’s common stock (subject to adjustment for certain specified changes in the capital structure of the Company). In the event that one or more RSUs vest, the Company will deliver one share of the Company’s common stock for each RSU that has vested. The Options granted vest as to 1/4th of the original number of shares subject to the Option on the one-year anniversary of the grant date, and thereafter as to 1/48th of the original number of shares subject to the Option on each monthly anniversary of the grant date. The RSUs granted vest as to 1/4th of the original number of shares subject to the RSUs on November 15, 2012, and thereafter as to 1/4th of the original number of shares subject to the RSUs on each succeeding November 15 until fully vested. Vesting of the Awards will cease upon termination of continuous service with the Company for any reason. Each of the named executive officers is a party to the Company’s Change in Control and Severance Benefit Plan, which provides for acceleration of vesting of the Awards in the event of certain specified change in control events involving the Company.

The number of shares subject to Options and the number of RSUs granted to the Company’s executive officers on September 28, 2011 are as follows:

Name	Number of Shares Subject to Options	Number of RSUs

Michael M. Morrissey, Ph.D.* President and Chief Executive Officer	450,000	0

Frank L. Karbe* Executive Vice President and Chief Financial Officer	150,000	0

Peter Lamb, Ph.D. Executive Vice President, Discovery Research and Chief Scientific Officer	75,000	8,333

Gisela M. Schwab, M.D.* Executive Vice President and Chief Medical Officer	112,500	12,500

Pamela A. Simonton, J.D., LL.M. Executive Vice President and General Counsel	150,000	0

*	“Named executive officer” as defined under applicable securities laws.

The foregoing is only a brief description of the material terms of the Awards, does not purport to be complete and is qualified in its entirety by reference to the 2011 Plan and the forms of Stock Option Agreement and RSU Agreement under the 2011 Plan. The 2011 Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2011, the form of Stock Option Agreement under the 2011 Plan was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2011, and the form of RSU Agreement under the 2011 Plan was filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2011	EXELIXIS, INC.

/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary